Exhibit 1.4






                         PRICE DEVELOPMENT COMPANY,
                            LIMITED PARTNERSHIP


                      (a Maryland limited partnership)


                    $100,000,000 7.29% Senior Notes due 2008






                             PURCHASE AGREEMENT






Dated: March 6, 1998

                              Table of Contents
                                                               Page

SECTION 1.Representations and Warranties.                        3
(a)  Representations and Warranties by the
          Operating Partnership and JP Realty                    3
          (i)      Compliance with Registration

                      Requirements                               3
          (ii)     Incorporated Documents                        4
          (iii)    Good Standing of the Operating Partnership    4
          (iv)     Good Standing of JP Realty                    5
          (v)      Good Standing of Subsidiaries                 5
          (vi)     Capitalization                                5
          (vii)    Absence of Proceedings                        6
          (viii)   Absence of Violations and Defaults            6
          (ix)     Absence of Further Requirements and Conflicts 6
          (x)      Independent Accountants                       7
          (xi)     Financial Statements                          7
          (xii)    Authorization of the Indenture                8
          (xiii)   Authorization of the Securities               8
          (xiv)    Description of the Securities and the
                     Indenture                                   8
          (xv)     Authorization of this Agreement.              9
          (xvi)    Qualification as a REIT                       9
          (xvii)   No Material Adverse Change in Business        9
          (xviii)  Title Insurance                               9
          (xix)    Insurance                                     9
          (xx)     Title to Property                             10
          (xxi)    Possession of Licenses and Permits            10
          (xxii)   Maintenance of Internal Accounting Controls   10
          (xxiii)  Investment Company                            11
          (xxiv)   Environmental Laws                            11
(b)  Officer's Certificates                                      11

SECTION 2.  Sale and Delivery to Underwriters; Closing.          11
          (a)  Securities                                        11
          (b)  Payment                                           12
          (c)  Denominations; Registration                       12

SECTION 3.  Covenants                                            13
          (a)  Filing Prospectus Supplement                      13
          (b)  Compliance with Securities Regulations
                 and Commission Requests                         13
          (c)  Delivery of Registration Statements               13
          (d)  Filing of Amendments                              14
          (e)  Delivery of Prospectuses; Continued
                 Compliance with Securities Laws                 14
          (f)  Rule 158                                          15
          (g)  Use of Proceeds                                   15
          (h)  Reporting Requirements                            15

SECTION 4.  Payment of Expenses                                  15
          (a)  Expenses                                          15
          (b)  Termination of Agreement                          16

SECTION 5.  Conditions of Underwriters' Obligations              16
          (a)  Effectiveness of Registration Statement;
                  Filing of Prospectus Supplement                16
          (b)  Opinions of Counsel                               17
          (c)  Accountant's Comfort Letter                       25
          (d)  Bring-down Comfort Letter                         26
          (e)  Officers' Certificate                             26
          (f)  Additional Documents                              26
          (g)  Maintenance of Rating                             26

SECTION 6.  Indemnification                                      27
          (a)  Indemnification of Underwriters                   27
          (b)  Indemnification of JP Realty and the
                 Operating Partnership                           29
          (c)  Actions against Parties; Notification             29
          (d)  Settlement without Consent if Failure
                 to Reimburse                                    30

SECTION 7.  Contribution                                         30

SECTION 8.  Representations, Warranties and Agreements to
              Survive Delivery                                   32

SECTION 9.  Termination of Agreement                             32
          (a)  Termination; General                              32
          (b)  Liabilities                                       33

SECTION 10. Default by One or More of the Underwriters           33

SECTION 11. Notices                                              34

SECTION 12. Parties                                              34

SECTION 13. GOVERNING LAW AND TIME.                              35

SECTION 14. Effect of Headings                                   35

SCHEDULE IS-1

Schedule IIS-2

Exhibit A-1

                 PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP

                       (a Maryland limited partnership)

                   $100,000,000 7.29% Senior Notes due 2008


                             PURCHASE AGREEMENT



                                        March 6, 1998



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
GOLDMAN, SACHS & CO.
LEHMAN BROTHERS INC.
MORGAN STANLEY & CO. INCORPORATED
UBS SECURITIES LLC
c/o MERRILL LYNCH & CO.
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

          Each of Price Development Company, Limited Partnership, a Maryland limited partnership (the "Operating Partnership"), and JP Realty, Inc., a
Maryland corporation and the general partner of the Operating
Partnership ("JP
Realty"), confirms its agreement with the several Underwriters named in
Schedule I hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in
Section 10
hereof), for whom Merrill Lynch & Co., Merrill Lynch, Pierce,
Fenner & Smith
Incorporated ("Merrill Lynch") is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Operating
Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in Schedule I of
$100,000,000 aggregate principal amount of the Operating
Partnership's 7.29%
Senior Notes due 2008 (the "Securities"). The Securities are to be issued pursuant to an indenture, dated as of March 11, 1998 between the Operating
Partnership and The Chase Manhattan Bank, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of March 11, 1998
(as supplemented, the "Indenture").

          Each of the Operating Partnership and JP Realty understands that the
Underwriters propose to make a public offering to institutional purchasers of the Securities as soon as the Representative deems advisable after this
Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

          JP Realty and the Operating Partnership have filed with the
Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Nos. 333-34835 and 333-34835-01), including a prospectus relating
to the Securities and other securities of JP Realty and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of
1933, as amended (the "1933 Act"). Such registration statement has been declared effective by the Commission. The Operating Partnership proposes to file with the Commission pursuant to Rule 424 under the 1933 Act a prospectus supplement reflecting the terms of the offering of the Securities and certain other matters set forth therein. Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement." Such registration statement, as amended at the date hereof, including all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the exhibits thereto, is herein referred to as the "Registration Statement" and the basic prospectus included therein and relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus

Supplement, is herein referred to as the "Prospectus," except that if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term
"Prospectus" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by JP Realty and the Operating Partnership with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein. As used herein, the term
"Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, the Prospectus
Supplement, the Prospectus, or any amendment or supplement thereto.

          All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "stated,"
"described" or "disclosed" in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the
Prospectus, as the case may be, and all references in this Agreement to amendments or supplements to the Registration Statement, if any, or the
Prospectus shall be deemed to mean and include, without limitation, any document filed under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

          The term "Subsidiaries" when used with respect to JP Realty shall mean Price Financing Partnership, L.P., a Delaware limited partnership (the
"Financing Partnership"), the partnerships in which the Operating Partnership and JP Realty own legal or beneficial general or limited partnership interests
(the "Surviving Partnerships"), Price GP Corp., a Delaware corporation, Price
Capital Corp., a Delaware corporation, BTS Properties, L.C., a Utah limited liability company and any partnership in which JP Realty, directly or indirectly, owns a limited or general partner interest. The Surviving
Partnerships, the Operating Partnership and the Financing Partnership are collectively referred to as the "Partnerships."

          SECTION 1.  Representations and Warranties.

               (a)  Representations and Warranties by the Operating

Partnership and JP Realty.  Each of the Operating Partnership and
JP Realty
represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each
Underwriter as follows:

          (i) Compliance with Registration Requirements. Each of the
Operating Partnership, JP Realty and the transactions contemplated by this
Agreement meet the requirements for using Form S-3 under the 1933
Act.  The
Registration Statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto, including the Prospectus Supplement, when filed with the Commission under Rule

424(b) under the 1933 Act and at Closing Time, complied and will comply in all material respects with the provisions of the 1933 Act and does not and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and Prospectus
Supplement, in the light of the circumstances under which they were made) not
misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus or any supplement or amendment thereto made in reliance upon and in conformity with information relating to the Underwriters furnished to the Operating
Partnership or JP Realty in writing by or on behalf of the Underwriters expressly for use therein.

          (ii) Incorporated Documents. The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations thereunder; any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations thereunder; and no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

          (iii)  Good Standing of the Operating Partnership.  The
Operating
Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Maryland, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Operating Partnership, JP Realty and the Subsidiaries taken as a whole (a "Material Adverse Effect"); and all of the partnership interests in the Operating Partnership are validly issued and fully paid.

          (iv) Good Standing of JP Realty. JP Realty is a corporation duly organized and validly existing in good standing under the laws of the State of
Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration

Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a Material Adverse Effect.

          (v)  Good Standing of Subsidiaries.  The Partnerships,
Price Capital
Corp., Price GP Corp. and BTS Properties, L.C. constitute all of JP Realty's subsidiaries. Each Subsidiary (other than the Operating Partnership which is covered in paragraph (iii) above) is a general or limited partnership or corporation duly organized, validly existing and in good standing in the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the
Registration Statement and the Prospectus, and is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a Material Adverse Effect; all the outstanding shares of capital stock of each of the Subsidiaries that is a corporation have been duly authorized and validly issued, are fully paid and nonassessable, all of the partnership interests in each Subsidiary that is a partnership are validly issued and fully paid; and except as described in the Registration Statement, the Prospectus (and any amendment or supplement thereto), including in any
Incorporated Document, and Exhibit A hereto, all of such shares and interests in the Subsidiaries owned by the Operating Partnership and JP Realty are owned by the Operating Partnership and JP Realty directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

          (vi) Capitalization. The authorized, issued and outstanding capitalization of the Operating Partnership is as set forth in the Prospectus under "Capitalization."

          (vii) Absence of Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Operating Partnership and JP
Realty, threatened, against the Operating Partnership, JP Realty or any of the
Subsidiaries, or to which the Operating Partnership, JP Realty or any of the
Subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, indentures, leases or other instruments that are required to be described in the
Registration Statement or the Prospectus or to be filed as an exhibit to the
Registration Statement or any Incorporated Document that are not described or filed as required by the 1933 Act or the 1934 Act.

          (viii)  Absence of Violations and Defaults.  None of the
Operating
Partnership, JP Realty or any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation, by-laws, partnership agreements, or other organizational documents, or (ii) in violation of any applicable law, ordinance, administrative or governmental rule or regulation or of any decree of any court or governmental agency or body having jurisdiction over the
Operating Partnership, JP Realty or any of the Subsidiaries, or
(iii) in
default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Operating Partnership, JP Realty or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, which violation or default, in the case of clauses (ii) and (iii) would have a
Material Adverse Effect.

          (ix) Absence of Further Requirements and Conflicts. Neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement by the Operating Partnership and JP Realty nor the consummation by the Operating Partnership of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Securities under the 1933 Act and the 1934 Act, all of which have been or will be effected in accordance with this Agreement and except for qualification of the Indenture under the 1939 Act),
(ii)
conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation, by-laws, partnership agreements, or other organizational documents, of the Operating
Partnership, JP Realty or any of the Subsidiaries or (iii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the
Operating Partnership, JP Realty or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Operating Partnership, JP Realty or any of the
Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

          (x)  Independent Accountants.  The accountants, Price
Waterhouse
LLP, who have certified the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the
1933 Act.

          (xi) Financial Statements. The financial statements, together with related schedules and notes, included or incorporated by reference in the
Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and changes in financial position of the
Operating Partnership and its Subsidiaries on the basis stated in the
Registration Statement at the respective dates or for the respective periods to which they apply; and such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The pro forma financial statements included and/or incorporated by reference in the Registration Statement and the Prospectus, and other pro forma financial information, if any, included and/or incorporated therein comply in all material respects with the applicable accounting requirements of
Rule 11-02 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of that data and the assumptions used in the preparation thereof are reasonable.

          (xii) Authorization of the Indenture. The Indenture has been duly authorized by JP Realty on behalf of the Operating Partnership and duly qualified under the 1939 Act and, when duly executed and delivered by the
Operating Partnership and the Trustee, will constitute a valid and binding agreement of the Operating Partnership, enforceable against the Operating
Partnership in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xiii) Authorization of the Securities. The Securities have been duly authorized by JP Realty on behalf of the Operating Partnership and, at the Closing Time, will have been duly executed by the Operating Partnership.
Such Securities, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Operating Partnership, enforceable against the
Operating Partnership in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency
(including,
without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

          (xiv)  Description of the Securities and the Indenture.
The
Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or to be filed with the

Commission.

          (xv) Authorization of this Agreement. This Agreement has been duly authorized by JP Realty on its own behalf and on behalf of the Operating Pa rtnership, and has been duly executed and delivered by each of the Operating
Partnership and JP Realty.

          (xvi) Qualification as a REIT. JP Realty is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and the present and contemplated method of operation of JP Realty and the
Operating Partnership does and will enable JP Realty to meet the requirements for taxation as a real estate investment trust under the Code.

          (xvii) No Material Adverse Change in Business. Except as disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus, none of the Operating Partnership, JP Realty or any of the
Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Operating Partnership, JP Realty and the Subsidiaries taken as a whole, and there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of the
Operating Partnership or JP Realty and the Subsidiaries taken as a whole, or any material adverse change in the condition (financial or other), business, net worth or results of operations of the Operating Partnership, JP Realty and the Subsidiaries taken as a whole.

          (xviii) Title Insurance. The Operating Partnership and each of the other Partnerships has title insurance (ALTA extended coverage of ALTA Form 9) on all properties and assets described in the Prospectus as owned by it in an amount at least equal to the sum of (a) the cost of acquisition of such property or assets and (b) the cost of construction of the improvements on such properties at the time of acquisition.

          (xix) Insurance. Each of the Operating Partnership and JP Realty is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged or proposes to engage; neither the Operating
Partnership nor JP Realty has been refused any insurance coverage sought or applied for; and neither the Operating Partnership nor JP Realty has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (xx) Title to Property. The Operating Partnership, JP Realty and the Subsidiaries have good and marketable title to all property (real and personal) listed in the Prospectus or in the Incorporated Documents as being owned by it, free and clear of all liens, claims, security interests or other encumbrances; except, such as are described in the Registration Statement and the Prospectus or in the Incorporated Documents or in any document filed as an exhibit to the Registration Statement, and such as do not materially impair the value of, or will not result in the forfeiture or reversion of the title to, such property. All the property described in the Prospectus as being held under lease by the Operating Partnership, JP Realty or the Subsidiaries is held by it under valid, subsisting and enforceable leases.

          (xxi)  Possession of Licenses and Permits.  The Operating

Partnership, JP Realty and the Subsidiaries, directly or indirectly, possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (except for such certificates, authorities or permits that would not have a Material Adverse Effect), as described in the
Prospectus, and none of the Operating Partnership, JP Realty or any of the
Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (xxii) Maintenance of Internal Accounting Controls. JP Realty maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii) access to assets is permitted only in accordance with management's general or specific authorization.

          (xxiii) Investment Company. The Operating Partnership is not now, and, after sale of the Securities as provided hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption
"Use of Proceeds," will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (xxiv) Environmental Laws. To the best of their knowledge, except as described in the Registration Statement and Prospectus, the Operating
Partnership, JP Realty and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment, hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"),
(ii) have received all permits, licenses or other approvals under applicable
Environmental Laws required in connection with their businesses, properties or assets as conducted or contemplated to be conducted as described in the
Registration Statement, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

               (b) Officer's Certificates. Any certificate signed by any officer of the Operating Partnership, JP Realty or any of the Subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty to each Underwriter as to the matters covered thereby.

          SECTION 2.  Sale and Delivery to Underwriters; Closing.

               (a)  Securities.  On the basis of the
representations and
warranties herein contained and subject to the terms and conditions herein set forth, the Operating Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Operating Partnership, at the price set forth in
Schedule II
hereto, the aggregate principal amount of Securities set forth in
Schedule I
hereto opposite the name of such Underwriter plus any additional number of
Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

               (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Skadden,
Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New
York 10022,
or at such other place as shall be agreed upon by the Representative and the
Operating Partnership, at 9:00 a.m. (New York time) on the third (fourth, if the pricing occurs after 4:30 p.m. (New York time) on any given day) business
day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Operating
Partnership (such time and date of payment and delivery being herein called
"Closing Time").

               Payment shall be made to the Operating Partnership by wire transfer of immediately available funds to a bank account designated by the
Operating Partnership, against delivery to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has severally agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

               (c) Denominations; Registration. Certificates for the
Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representative may request in writing at least one full business day before the Closing Time. The
Securities will be made available for examination and packaging by the
Representative in the City of New York not later than 10:00 a.m. (New York time) on the business day prior to the Closing Time.

          SECTION 3. Covenants. Each of the Operating Partnership and JP
Realty covenants with each Underwriter as follows:

               (a)     Filing Prospectus Supplement.  The Operating

Partnership will prepare, and file or transmit for filing with the Commission in accordance with Rule 424(b) of the 1933 Act Regulations, a Prospectus
Supplement relating to the Securities, and will file such Prospectus
Supplement with the Commission within the time period prescribed by Rule
424(b).

               (b)  Compliance with Securities Regulations and
Commission
Requests. The Operating Partnership will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement or the Prospectus or for additional information; (ii) of the issuance by the
Commission of any stop order suspending the effectiveness of the Registration
Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (e) below, of any change in either of the Operating Partnership's or JP Realty's condition (financial or other), business, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the 1933 Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the 1933 Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Operating Partnership and JP
Realty will use reasonable efforts to obtain the withdrawal of such order at the earliest possible time.

               (c)  Delivery of Registration Statements.  The
Operating
Partnership will furnish or make available to you, without charge
(i) one
conformed copy of the Registration Statement as originally filed with the
Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may request, and (iv) one copy of the exhibits to the Incorporated Documents. The copies of the
Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (d)  Filing of Amendments.  The Operating
Partnership and JP
Realty will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (e) below, file any document which, upon filing becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object within 24 hours of receipt.

               (e) Delivery of Prospectuses; Continued Compliance with
Securities Laws. As soon as possible after the execution and delivery of this
Agreement and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the 1933 Act to be delivered in connection with sales by the Underwriters or any dealer, the
Operating Partnership will expeditiously deliver to the Underwriters and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may request. The Operating Partnership consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the 1933 Act and with the securities or Blue
Sky laws of the jurisdictions in which the Securities are offered by the
Underwriters and by all dealers to whom Securities may be sold, both in connection with the offering and sale of the Securities and for such period of time thereafter as the Prospectus is required by the 1933 Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Operating

Partnership or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the 1934 Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the 1933 Act or any other law, the Operating Partnership will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Operating Partnership and you agree that the Prospectus should be amended or supplemented, the Operating
Partnership, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (f) Rule 158. The Operating Partnership will make generally available to its security holders as soon as practicable, but no later than 90 days after the close of the Operating Partnership's fiscal year, an earning statement (in form complying with the provisions of Rule 158 of the 1933 Act)
covering a twelve-month period beginning not later than the first of the
Operating Partnership's fiscal quarters next following the date on which the
Prospectus Supplement is filed with the Commission pursuant to Rule
424(b)
under the 1933 Act.

               (g) Use of Proceeds. The Operating Partnership will apply the net proceeds from the sale of the Securities to be sold by it hereunder in accordance with the description set forth in the Prospectus.

               (h)  Reporting Requirements.  The Operating
Partnership and JP
Realty, during the period when the Prospectus is required to be delivered in connection with sales of the Securities under the 1933 Act, will each file all documents required to be filed with the Commission pursuant to
Section 13, 14,
or 15 of the 1934 Act within the time periods required by the 1934 Act and the rules and regulations thereunder.

          SECTION 4.  Payment of Expenses.  (a)  Expenses.  The
Operating
Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing (or reproduction) and delivery to the Underwriters of this Agreement relating to the Securities, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Operating Partnership's counsel, accountants and other advisors, (v) the qualification of the Securities for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as the Representative shall have designated, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of a Blue Sky survey, if any, and any supplement thereto, (vi) the printing (or reproduction) and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectus and of the Prospectus and any amendments or supplements thereto,
(vii) the
fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the preparation of the Indenture and the Securities, (viii) any fees payable in connection with the rating of the Securities, and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, a review by the National Association of Securities Dealers, Inc. (the
"NASD") of the terms of the sale of the Securities, if any.

               (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or
Section 9(a)(i) hereof, the Operating Partnership shall reimburse the
Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          SECTION 5.  Conditions of Underwriters' Obligations.  The

obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at Closing Time, of the representations and warranties of the Operating Partnership and JP Realty herein contained or in certificates of any officer or other representative of the Operating
Partnership, JP Realty or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Operating Partnership and JP Realty of its covenants and other obligations hereunder, and to the following further conditions:

               (a)     Effectiveness of Registration Statement;
Filing of
Prospectus Supplement. At Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the
1933 Act or proceedings therefor initiated or, to the knowledge of the
Operating Partnership or JP Realty, threatened by the Commission.
The
Prospectus Supplement shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act within the prescribed time period, and prior to Closing Time, the Operating Partnership and JP Realty shall have provided evidence reasonably satisfactory to the Representative of such timely filing.

               (b)  Opinions of Counsel.

               (1)  Opinion of Rogers & Wells LLP.  At Closing
Time, you shall
have received an opinion of Rogers & Wells LLP, counsel for the Operating
Partnership and JP Realty, dated as of Closing Time and addressed to you to the effect that:

               (i) Each of Price GP Corp. and Price Capital Corp. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Prospectus; and all the outstanding shares of capital stock of each of Price GP Corp. and Price Capital Corp. have been duly authorized and validly issued, are fully paid and nonassessable. To the best of such counsel's knowledge, all of the issued and outstanding stock of such corporations are owned by JP Realty, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

               (ii)  The Financing Partnership is a limited
partnership duly
organized and validly existing in good standing under the laws of the State of
Delaware, with full partnership power and authority to own, lease, and operate its properties and to conduct its business as described in the Prospectus. To the best of such counsel's knowledge, all of the issued and outstanding partner interests of the Financing Partnership are held of record by the
Operating Partnership or Price GP Corp., in each case, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

               (iii) This Agreement has been duly authorized by JP Realty, on its own behalf and on behalf of the Operating Partnership, and has been duly executed and delivered by each of the Operating Partnership and JP Realty.

               (iv) The Indenture has been duly authorized by JP Realty, on behalf of the Operating Partnership and duly qualified under the 1939 Act and, when duly executed and delivered by the Operating Partnership and the Trustee, will constitute a valid and binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency
(including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (v) The Securities have been duly authorized by JP Realty on behalf of the Operating Partnership and, at the Closing Time, will have been duly executed by the Operating Partnership and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency
(including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

               (vi) The Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the
Prospectus.

               (vii)  Neither the issuance and sale of the
Securities, the
execution, delivery or performance of this Agreement by each of the Operating
Partnership and JP Realty nor the consummation by the Operating Partnership and JP Realty of the transactions contemplated hereby (A) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Securities under the 1933 Act and the 1934 Act, all of which have been or will be effected in accordance with this Agreement and except for qualification of the Indenture under the 1939 Act) or (B) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation, by-laws, partnership agreements, or other organizational documents, of the Operating Partnership,
JP Realty, Price Capital Corp., Price GP Corp. or the Financing
Partnership.

               (viii) The Registration Statement (except for the financial statements and the notes thereto and the schedules and other financial data included or incorporated by reference therein, as to which such counsel need not express any opinion) at the time of effectiveness thereof complied as to form in all material respects with the requirements of the 1933 Act; and to the best of such counsel's knowledge, each of the Incorporated Documents
(except for the financial statements and the notes thereto and the schedules and other financial data included therein, as to which counsel need not express any opinion) at the time of filing thereof with the Commission or at the time of effectiveness, as the case may be, complied as to form in all material respects with the 1934 Act and the rules and regulations of the
Commission thereunder.

               (ix) To the best of such counsel's knowledge (A) other than as described, incorporated by reference or contemplated in the Registration
Statement or the Prospectus, there are no legal or governmental proceedings pending or threatened against each of the Operating Partnership and JP Realty, or to which each of the Operating Partnership and JP Realty is subject, which are required to be described in the Registration Statement or Prospectus and
(B) there are no agreements, indentures, leases or other instruments, that are required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required.

               (x) The information in the Prospectus under the heading
"Federal Income Tax Considerations," to the extent that it constitutes matters of law, summaries of legal matters, documents or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

               (xi) JP Realty is organized in conformity with the requirements for qualification as a real estate investment trust under the
Code, and its present and proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

               (xii) None of the Operating Partnership, JP Realty or any of the Subsidiaries is an "investment company" or an entity
"controlled" by an
"investment company" as such terms are defined in the Investment
Company Act
of 1940, as amended.

               (xiii)  Such counsel shall state that it has
received an order
of effectiveness from the staff of the Commission with respect to the
Registration Statement, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings thereof initiated or threatened by the Commission.

               In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States. Such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the federal laws of the United States and the corporate laws of the State of Delaware, upon opinions of other counsel, who shall be reasonably satisfactory to counsel for the Underwriters, in which case the opinion shall also be addressed to the Underwriters. Such counsel may state that they have examined originals or copies, certified or otherwise identified of such records of the Operating Partnership, JP Realty and the Subsidiaries, certificates of public officials, certificates of officers or other representatives of the Operating Partnership, JP Realty and the Subsidiaries and such other documents, certificates and records as they have deemed necessary or appropriate as a basis for their opinions. Such counsel need express no opinion as to the enforceability of forum selection clauses in the federal courts. For purposes of such opinion, the word "subsidiaries," shall not include the Surviving Partnerships.

          (2) Opinion of David Sabey, Esq. You shall have received the favorable opinion, dated as of Closing Time, of David Sabey, Esq., Vice
President and General Counsel of JP Realty, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

               (i) To the best of such counsel's knowledge, each of JP
Realty, Price GP Corp. and Price Capital Corp. is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect.

               (ii) To the best of such counsel's knowledge, each of the
Operating Partnership and the Financing Partnership is duly qualified as a foreign limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect.

               (iii) Each Surviving Partnership has been duly organized and is validly existing as a partnership in good standing under the laws of the state of its formation with power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; each
Surviving Partnership, to the best of such counsel's knowledge, is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a Material Adverse Effect; each partnership agreement of the
Surviving Partnerships is in full force and effect; all of the issued and outstanding general and limited partner interests of the Surviving Partnerships, to the best of such counsel's knowledge, are owned by the
Operating Partnership, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

               (iv) To the best of such counsel's knowledge, other than as described, incorporated by reference or contemplated in the Registration
Statement or the Prospectus, there are no legal or governmental proceedings pending or threatened against the Subsidiaries, or to which the Subsidiaries or any of their property, is subject, which are required to be described in the Registration Statement or Prospectus.

               (v)     Neither the issuance and sale of the
Securities, the
execution, delivery or performance of this Agreement by the Operating
Partnership and JP Realty nor the consummation by the Operating Partnership and JP Realty of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the partnership agreements, or other organizational documents, of BTS
Properties, L.C. or any Surviving Partnership or (B) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument known to such counsel to which the Operating Partnership, JP Realty or any of the

Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgement, injunction, order or decree applicable to the Operating Partnership, JP Realty or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Operating
Partnership, JP Realty or any of the Subsidiaries pursuant to the terms of any agreement or instruments known to such counsel to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

          In rendering his opinion as aforesaid, such counsel may state that he expresses no opinion as to the laws of any jurisdiction other than the laws of the State where such counsel is admitted and the federal laws of the United
States. Such counsel may rely, as to all matters governed by the laws of other jurisdictions and the federal laws of the United States, upon opinions of other counsel, who shall be reasonably satisfactory to counsel for the
Underwriters, in which case the opinion shall also be addressed to the
Underwriters. Such counsel may state that they have examined originals or copies, certified or otherwise identified of such records of the Operating
Partnership, JP Realty and the Subsidiaries, certificates of public officials, certificates of officers or other representatives of the Operating Partnership, JP Realty and the Subsidiaries and such other documents, certificates and records as they have deemed necessary or appropriate as a basis for their opinions.

          (3) Opinion of Piper & Marbury L.L.P. You shall have received the favorable opinion, dated as of Closing Time, of Piper & Marbury L.L.P.,
Maryland counsel for the Operating Partnership and JP Realty, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

               (i) JP Realty has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of
Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement.

               (ii)  The Operating Partnership is a limited
partnership duly
organized and validly existing in good standing under the laws of the State of
Maryland with partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; assuming the partnership agreement of the Operating Partnership has been executed and delivered by each of the partners thereto (either directly or by a duly authorized attorney-in-fact), the partnership agreement of the Operating
Partnership is in full force and effect.

               (iii) This Agreement has been duly authorized by JP Realty, on its own behalf and on behalf of the Operating Partnership and has been duly executed and delivered by each of the Operating Partnership and JP Realty.

               (iv) The execution, delivery and performance of this
Agreement, consummation of the transactions contemplated herein and compliance by the Operating Partnership and JP Realty with their respective obligations hereunder will not result in any violation of the provisions of the charter or by-laws of JP Realty or the partnership agreement or certificate of limited partnership of the Operating Partnership, or any applicable law, administrative regulation or, to such counsel's knowledge, administrative or court decree.

               In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland. Such counsel may state that they have examined originals or copies, certified or otherwise identified of such records of the
Operating Partnership, JP Realty and its Subsidiaries, certificates of public officials, certificates of officers or other representatives of the Operating
Partnership, JP Realty and its Subsidiaries and such other documents, certificates and records as they have deemed necessary or appropriate as a basis for their opinions.

          (4) Opinion of Skadden, Arps, Slate, Meagher & Flom LLP. You shall have received the favorable opinion, dated as of Closing Time, of Skadden,
Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

          (5) 10b-5 Opinion. In giving their opinions required by subsections (b)(1) and (b)(4), respectively, of this Section, Rogers & Wells
LLP and Skadden, Arps, Slate, Meagher & Flom LLP shall each additionally state that, based on conferences with officers or representatives of the Operating
Partnership and JP Realty and the independent public accountants for the
Operating Partnership and JP Realty at which the contents of the Registration
Statement and Prospectus and related matters were discussed in connection with the preparation of the Prospectus and without independent verification of the facts, nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial data included or incorporated by reference therein, as to which such counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial data included or incorporated by reference therein, as to which such counsel need make no statement), at the date of the Prospectus Supplement or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In providing such opinion, such counsel may state that they do not assume any responsibility for the accuracy, completion or fairness of the statements contained in the
Registration Statement or the Prospectus or any amendment or supplement thereto, except, with respect to Rogers & Wells LLP only, for statements made under the heading "Federal Income Tax Considerations."

               (c) Accountant's Comfort Letter. At the time of execution of this Agreement, the Representative shall have received from Price Waterhouse
LLP a letter dated such date, in form and substance satisfactory to the
Representative, to the effect that (i) they are independent public accountants with respect to the Operating Partnership and JP Realty and its Subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations,
(ii) it is
their opinion that the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act

Regulations, (iii) based upon limited procedures set forth in detail in such letter, and except as otherwise set forth in such letter, nothing has come to their attention which causes them to believe that (A) at a specified date not more than three days prior to the time of execution of this Agreement, there has been any change in the capitalization of the Operating Partnership, increase in total indebtedness or any decreases in net assets of the Operating
Partnership and its subsidiaries as compared with the amounts shown in the most recent balance sheet included or incorporated by reference in the
Registration Statement or, during the period from the date of the most recent balance sheet included or incorporated by reference in the Registration
Statement to a specified date not more than three days prior to the time of execution of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in revenues or net income of the
Operating Partnership and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the
Prospectus disclose have occurred or may occur or (B) the unaudited pro forma financial statements included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X of the Commission or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements and (iv) in addition to the examination referred to in their opinion and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information included in the Registration Statement and Prospectus that are specified by the Representative, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Operating Partnership identified in such letter.

               (d) Bring-down Comfort Letter. At Closing Time, the
Representative shall have received from Price Waterhouse LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (c) of this Section, except that the specified date referred to shall be a date not more than three days prior to Closing Time.

               (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership, JP Realty and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the
President or a Vice President of JP Realty and of the chief financial or chief accounting officer of JP Realty, dated as of Closing Time, to the effect that
(i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
(iii) each of
JP Realty and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the
Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

               (f) Additional Documents. At Closing Time, counsel for the
Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by JP Realty or the Operating
Partnership in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

               (g) Maintenance of Rating. At Closing Time, the Securities shall be rated at least Baa2 by Moody's Investor's Service Inc. and BBB- by
Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc., and the
Operating Partnership shall have delivered to the Representative a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representative, confirming that the Securities have such ratings; and since the date of this Agreement, there shall have not occurred a downgrading in the rating assigned to the Securities or any of the Operating
Partnership's or JP Realty's other debt securities by any "nationally recognized statistical rating agency", as that term is defined by the
Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Operating Partnership's or
JP Realty's other debt securities.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Operating
Partnership and JP
Realty at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in
Section 4 hereof and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.

          SECTION 6.  Indemnification.

               (a) Indemnification of Underwriters. JP Realty and the
Operating Partnership each agree to indemnify and hold harmless each
Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration
Statement (or any amendment thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (subject to Section 6(d) below) if any such settlement is effected with the written consent of the indemnifying party; and

               (iii) against any and all expense whatsoever, as incurred
(including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to JP Realty or the
Operating Partnership by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus
(or any amendment or supplement thereto); and provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if the Operating Partnership sustains the burden of proving that (i) if a copy of the Prospectus (as then amended or supplemented if the Operating Partnership and JP Realty shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person, (ii) the Prospectus (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim, damage or expense and
(iii) the
Operating Partnership satisfied its obligations pursuant to Section
3(e)
hereof to deliver a sufficient number of copies of such Prospectus (as amended or supplemented) to the Underwriters.

               (b) Indemnification of JP Realty and the Operating Partnership. Each Underwriter severally agrees to indemnify and hold harmless
JP Realty, the Operating Partnership, its directors or partners, as the case may be, each of their officers who signed the Registration Statement (or any amendment thereto), and each person, if any, who controls JP Realty or the
Operating Partnership within the meaning of Section 15 of the 1933
Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this
Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement
(or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to JP Realty or the Operating Partnership by such Underwriter through Merrill
Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

               (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent such indemnifying party is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a)(1) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by JP Realty or the Operating Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

               (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          SECTION 7.  Contribution.  If the indemnification
provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership and JP Realty on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this
Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Operating Partnership or JP Realty on the one hand and of the
Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Operating
Partnership and JP
Realty on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Operating Partnership and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the
Securities as set forth on such cover.

          The relative fault of the Operating Partnership or JP Realty on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership or
JP Realty or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Operating Partnership, JP Realty and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 7
were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this
Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls an
Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of
the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of JP Realty, each partner of the Operating Partnership, each officer or other representative of JP Realty or the Operating Partnership who signed the Registration Statement, and each person, if any, who controls
JP Realty or the Operating Partnership within the meaning of
Section 15 of the
1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as JP Realty or the Operating Partnership. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule I to this Agreement.

          SECTION 8.  Representations, Warranties and Agreements to
Survive
Delivery. All representations, warranties and agreements contained in this
Agreement or contained in certificates of officers or other representatives of each of the Operating Partnership or JP Realty or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any

Underwriter or controlling person, or by or on behalf of the Operating
Partnership or JP Realty, and shall survive delivery of the Securities to the
Underwriters.

          SECTION 9.  Termination of Agreement.

               (a) Termination; General. The Representative may terminate this Agreement by notice to the Operating Partnership and JP Realty at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership and JP Realty, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of JP Realty has been suspended or materially limited by the Commission or the New York Stock
Exchange, the American Stock Exchange or the Nasdaq National Market, or if trading generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchange or market or by order of the Commission, the NASD or any other governmental authority, or if a banking moratorium has been declared by federal or New York authorities. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

               (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and provided further that
Sections 1, 6 and 7 shall survive termination and remain in full force and effect.

          SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the
"Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting
Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

               (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

               (b)  if the number of Defaulted Securities exceeds
10% of the
aggregate principal amount of the Securities to be purchased, this Agreement shall terminate without liability on the part of any non-defaulting

Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Operating
Partnership shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the

Registration Statement or Prospectus or in any other documents or arrangements.
As used herein, the term "Underwriter" includes any person substituted for an
Underwriter under this Section 10.

          SECTION 11.  Notices.  All notices and other
communications
hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication (excluding electronic mail). Notices to the Underwriters shall be directed to the
Representative at North Tower, World Financial Center, New York,
New York
10281-1201, attention of Michael Profenius; notices to the Operating
Partnership and JP Realty shall be directed to 35 Century Park-Way,
Salt Lake
City, Utah 84115, attention of John Price with a copy thereof to Rogers &
Wells LLP, 200 Park Avenue, New York, NY 10166, Attention of Alan
L. Gosule,
Esq. and Jay L. Bernstein, Esq.

          SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Operating Partnership, JP
Realty and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Operating Partnership and JP
Realty and their respective successors and the controlling persons and officers, directors and partners referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein or therein. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, the
Operating Partnership and JP Realty and their respective successors, and said controlling persons and officers, directors and partners and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT
SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF NEW
YORK.  SPECIFIED TIMES OF DAY REFER TO NEW YORK TIME.

          SECTION 14.  Effect of Headings.  The Article and Section
headings
herein and the Table of Contents are for convenience only and shall not affect
the construction hereof.
                                    25

          If the foregoing is in accordance with your understanding of our agreement, please sign and return a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Operating Partnership and JP Realty in accordance with its terms.

                              Very truly yours,

                              PRICE DEVELOPMENT COMPANY,
                                LIMITED PARTNERSHIP


                              By: JP Realty, Inc., its
                                 ------------------------------
                                   General Partner

                              By:/s/ M. SCOTT COLLINS
                                 -------------------------------
                                 Name:  M. Scott Collins
                                 Title: Vice President and
                                   Chief Financial Officer

                              JP REALTY, INC.



                              By:/s/ M. SCOTT COLLINS
                                 -------------------------------
                                 Name:   M. Scott Collins
                                 Title:  Vice President and
                                         Chief Financial
                                         Officer


 CONFIRMED AND ACCEPTED,
     as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
GOLDMAN, SACHS & CO.
LEHMAN BROTHERS INC.
MORGAN STANLEY & CO. INCORPORATED
UBS SECURITIES LLC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED


By: /s/ MICHAEL PROFENIUS
   -------------------------------------
      Authorized Signatory


For itself and as Representative of the other Underwriters named in
Schedule I
hereto.

                                 SCHEDULE I
                                     to
                             Purchase Agreement



                                                  Principal
                                                  Amount of
         Name of Underwriter                      Securities

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated                          $70,500,000

Goldman, Sachs & Co.                              $7,500,000

Lehman Brothers Inc.                              $7,500,000

Morgan Stanley & Co. Incorporated                 $7,500,000

UBS Securities LLC                                $7,500,000


Total                                           $100,000,000

                                Schedule II
                                    to
                             Purchase Agreement


               PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHIP

                 $100,000,000 7.29% Senior Notes due 2008


     1. The initial public offering price of the Securities shall be
99.3625% of the principal amount thereof.

     2. The purchase price to be paid by the Underwriters for the
Securities shall be 0.6375% of the principal amount thereof.

     3. The interest rate on the Securities shall be 7.29% per annum.

     4. The Securities are redeemable at any time, from time to time, at the option of the Operating Partnership, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Securities being redeemed plus accrued interest to the redemption date and (ii) the Make-Whole
Amount (as defined in the Prospectus), if any.

     5.   Installments of principal of $250 will be paid on each
$1,000
principal amount of the Securities on each March 11 (a "Principal
Payment
Date"), commencing on March 11, 2005. The aggregate principal payment on each
Principal Payment Date shall be equal to $25.0 million.

                         Exhibit A to Purchase Agreement

Partially Owned Partnerships


Price Boise Company, Ltd.

Price Idaho Falls Company, Ltd.

Price James Company

Price Mackey Company

Provo Mall Development Company, Ltd.

Spokane Mall Development Company Limited Partnership